EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-22877, No. 33-37159, No. 33-57350, No. 33-61085, No. 333-06859, No. 333-32555, No. 333-62917, No. 333-81787, No. 333-31304, No. 333-37216, No. 333-41688, No. 333-47722, No. 333-54384, No. 333-56776, No. 333-61682, No. 333-87382, and 333-105296) and Form S-3 (No. 333-44746) of Altera Corporation of our report dated January 26, 2004 relating to the financial statements, which appears in this Form 10-K.

/s/    PricewaterhouseCoopers LLP

San Jose, California

March 12, 2004